UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2026

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Compass Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 601

Boston, Massachusetts 02135

(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 27, 2026, Compass Therapeutics, Inc. (the “Company”) issued a press release announcing data related to a randomized Phase 2/3 study in patients with biliary tract cancer (“BTC”). The Company will host a webcast today, Monday, April 27, 2026 at 8:00 a.m. ET, to provide a review of the data. Interested parties may register for the call in advance via https://viavid.webcasts.com/starthere.jsp?ei=1761459&tp_key=efc315f5a6.

A copy of the full press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the presentation to be shown at the webcast on April 27, 2026, is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. The presentation and a replay of the webcast will also be available on the investor relations section of the Company’s website at https://investors.compasstherapeutics.com/. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K are furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 8.01. Other Events.

Tovecimig results in Phase 2/3 Study in the Second Line Setting for Patients with BTC

On April 27, 2026, the Company announced data for COMPANION-002, the Company’s Phase 2/3 randomized trial of tovecimig (formerly CTX-009) in combination with paclitaxel in patients with advanced BTC. The study enrolled 168 adult patients, randomized in a 2:1 ratio to receive tovecimig plus paclitaxel (n=111) or paclitaxel alone (n=57). In April 2025, the Company announced that the study met its primary endpoint of overall response rate (“ORR”). Tovecimig in combination with paclitaxel achieved a 17.1% ORR, including one complete response, compared to a 5.3% ORR for paclitaxel alone, in patients with biliary tract cancer (“BTC”) treated in the second-line setting. The difference in ORR between the two treatment arms, the primary endpoint of the study, was statistically significant (p=0.031), and all responses were assessed by blinded independent central radiology (BICR) review.

The following additional information related to the study was announced on April 27, 2026:

Key Secondary Endpoints:

•	Progression-Free Survival (PFS): Tovecimig in combination with paclitaxel demonstrated a statistically significant improvement in median PFS of 4.7 months compared to 2.6 months for paclitaxel alone (HR=0.44, p<0.0001). Progression was confirmed in each case by BICR.

•	Overall Survival (OS): Tovecimig did not meet the OS secondary endpoint due to high crossover from the control arm (31 of 57 patients, or 54%) and prolonged survival of those crossover patients after receiving tovecimig, as further described below. As a result of this crossover, 85% (142 of 168) of patients in the study received tovecimig plus paclitaxel with a pooled OS in the study of 8.9 months.

In the ITT OS analysis, tovecimig in combination with paclitaxel had a median OS of 8.9 months compared to 9.4 months for the control arm, which included 26 patients (46%) who received paclitaxel alone and 31 patients (54%) who crossed over to receive tovecimig in combination with paclitaxel (HR=1.05, p=0.78). In the rank-preserving structural failure time (RPSFT) OS analysis, the combination also had a median OS of 8.9 months compared to 9.4 months for paclitaxel alone (HR=1.13, p=0.65). Though the RPSFT analysis is intended to adjust for crossover, its validity depends on certain assumptions that were not met in this study and thus its results here are largely uninterpretable.

•	Progression-Free Survival of Crossover Patients (PFS2): An additional, pre-specified secondary endpoint analyzed PFS in the patients in the paclitaxel arm who crossed over to receive tovecimig plus paclitaxel. In this analysis, the pre-crossover PFS (PFS1) on paclitaxel alone was compared to PFS with tovecimig post-crossover (PFS2) in the same crossover patients (n=31). In this subset, tovecimig demonstrated a statistically significant improvement with median PFS2 of 3.5 months after treatment with tovecimig compared to median PFS1 of 1.9 months for paclitaxel (HR=0.36, p=0.0016).

Post Hoc Subset Analyses:

•	OS of Paclitaxel Control Arm (Crossover vs. Non-Crossover): In an analysis of OS in all patients randomized to the paclitaxel control arm (n=57), crossover patients who subsequently received tovecimig demonstrated a statistically significant improvement in median OS of 12.8 months compared to 6.1 months for non-crossover patients who received only paclitaxel (HR=0.54, p=0.04).

•	PFS of Paclitaxel Control Arm (Crossover vs. Non-Crossover): Another analysis of these same patients randomized to the paclitaxel control arm (n=57) demonstrated that the crossover patients initially progressed faster on paclitaxel monotherapy compared to the non-crossover patients, with a median PFS of 1.9 months versus 3.6 months (HR=2.31, p=0.007). Thus, notably, despite progressing more quickly on initial paclitaxel monotherapy, crossover patients still demonstrated a statistically significant median 12.8 months OS after being treated with tovecimig.

Safety:

•	Tovecimig was generally well tolerated and the safety profile was consistent with previously reported data from prior studies, with no new safety signals. The most commonly reported treatment emergent adverse events in the tovecimig combination arm were hypertension (69%) and fatigue (67%). The most common related treatment-emergent adverse events of Grade 3 or higher included hypertension (44%) and neutropenia (36%).

In the coming months, Compass intends to meet with the U.S. Food and Drug Administration (FDA) to discuss these data in advance of a planned BLA submission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding Compass's product candidates, including the potential of tovecimig to provide a treatment option for patients with BTC in the second-line setting, additional results of the COMPANION-002 study, and the timing and nature of any regulatory interactions and subsequent approval pathways, including Compass's intention to discuss the data in the COMPANION-002 Randomized Phase 2/3 Study with the FDA in advance of a planned BLA submission, and the expectation to present the complete dataset at a medical conference this year. Such factors include, among others, Compass's ability to raise the additional funding it will need to continue to pursue its business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, Compass's ability to identify additional product candidates for development, Compass's ability to develop, complete clinical trials for, obtain approvals for and commercialize any of its product candidates, competition in the industry in which Compass operates and market conditions. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and Compass assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Compass files with the U.S. Securities and Exchange Commission (SEC) available at www.sec.gov, including without limitation Compass's latest Annual Report on Form 10-K and subsequent filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2026
99.2	Presentation dated April 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compass Therapeutics, Inc.

Date: April 27, 2026	By:	/s/ Neil Lerner
Neil Lerner
Chief Accounting Officer